Exhibit 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404
WOLVERINE WORLD WIDE, INC. ANNOUNCES
FINANCIAL RESULTS FOR THIRD QUARTER 2009,
RAISES FULL-YEAR EARNINGS GUIDANCE
Rockford, Michigan, October 7, 2009 — Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter of 2009 and raised full-year earnings per share guidance.
Adjusting for the negative impact of foreign exchange rates, revenue declined 6.9% in the quarter to $296.8 million, as challenging trading conditions continued across most of the Company’s major markets. Reported revenue in the third quarter was $286.8 million, a decline of 10.1% versus the prior year.
The Company continued to make substantial progress in the quarter with its strategic restructuring plan, which is focused on generating significant efficiencies across the Company’s supply chain, logistics and backroom functions. Non-recurring restructuring and related charges of $5.1 million, or $0.08 per fully diluted share, were recorded in the quarter. Adjusting for these charges, fully diluted earnings in the quarter were $0.62 per share, equal to the $0.62 per share in the prior year. Further adjusting for a negative $0.05 per share impact in the quarter from foreign exchange, fully diluted earnings were $0.67 per share, 8.1% above the prior year. Reported fully diluted earnings were $0.54 per share.
“We are very pleased with our third quarter results, as the Company continues to deliver excellent earnings performance in the most challenging economic environment that many of us have ever experienced,” stated Blake W. Krueger, the Company’s CEO and President. “We remain confident that our multi-brand, multi-country business model and our execution against that model can deliver exceptional results in a variety of economic climates.
Krueger continued, “The strength of our brand portfolio coupled with our growth and efficiency initiatives convince us that the Company is positioned for success as we cycle through the global recession. Our key strategic objectives remain unchanged as we stay focused on growing our proven brands via greater wholesale penetration, expanding our consumer-direct initiatives and further extending into apparel and accessories. The demonstrated success of these strategies, combined with our ability to generate permanent cost savings by mining for efficiencies throughout the organization, has us poised to achieve accelerated profit growth in an improved consumer spending environment.”
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Q3 2009	page 2
Don Grimes, the Company’s Chief Financial Officer, commented, “The Company’s impressive 2009 financial performance continued in the third quarter. A heightened emphasis on reducing discretionary operating expenses and the recognition of benefits from new tax strategies helped us achieve earnings per share, excluding restructuring and related charges, equal to the prior year in extremely tough economic conditions.”
Highlights for the quarter:
•
Gross margin was 40.9%, compared to prior-year gross margin of 40.4%, after adjusting for $1.3 million of non-recurring restructuring and related charges and the impact of foreign exchange. Reported gross margin was 39.7%.

•
Operating expenses decreased 11.1% from the prior year after adjusting for non-recurring restructuring and related charges, the benefit of a stronger U.S. dollar, expenses directly related to newly-acquired brands, and increased pension expense. Reported operating expenses in the quarter were $77.8 million, a 5.6% decrease from the prior year.

•
The effective tax rate in the third quarter dropped to 26.6%, reflecting the cumulative year-to-date benefits from the implementation of tax planning strategies, related primarily to the Company’s international operations.

•
Accounts receivable at quarter end were 7.1% lower than the prior year’s third quarter, as the Company continues to closely monitor customers’ credit standing and remains diligent regarding timely collections.

•
Third quarter inventory was down 5.2% compared to the prior year. As planned, the Company made a meaningful reduction in inventory in the quarter and anticipates continued inventory reduction by year-end 2009.

•
The Company has generated $71.1 million of cash from operations year to date, helping reduce its revolver balance to $9.9 million at the end of the third quarter, down from $34.8 million at the end of the second quarter. The Company maintains a strong balance sheet with total interest-bearing debt of $11.6 million offset by $78.5 million of cash and cash equivalents.

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Q3 2009	page 3
The Company is pleased to announce that it is raising its full-year 2009 earnings guidance. Excluding full-year restructuring and related charges, the Company now expects fully diluted earnings per share in the range of $1.65 to $1.75 per share, up from its previous range of $1.55 to $1.73 per fully diluted share. This earnings guidance continues to reflect an expected full-year negative foreign exchange impact of $0.14 per fully diluted share and $0.12 per fully diluted share of increased pension expense. The Company is also narrowing its expectation for full-year revenue to a range of $1.080 billion to $1.110 billion. The midpoint of the revenue range remains unchanged at $1.095 billion. Foreign exchange has negatively impacted year-to-date reported revenue by approximately $41 million, and the Company expects minimal foreign exchange impact on fourth quarter reported revenue. Reported fully diluted earnings per share for the year are now expected to be in the range of $1.15 to $1.25, including the $0.50 per share midpoint of the estimated range of restructuring and related charges.
Krueger concluded, “Our year-to-date performance and our outlook for the fourth quarter give us the confidence to raise our annual earnings guidance. We have an outstanding portfolio of lifestyle brands that translates across geographies and appeals to a wide range of consumers. The dedication of our team and our ongoing ability to deliver compelling style, innovation and technical performance features in our branded products are enabling the Company to successfully navigate the current environment and positioning us to continue delivering superior returns to our shareholders.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investors” in the navigation bar, and then click on “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through October 21, 2009.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
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Q3 2009	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully integrate and develop the Cushe and Chaco brands and businesses; the successful implementation of the Company’s strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries; trade defense actions by countries; the Company’s ability to implement and recognize benefits from tax planning strategies; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
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WOLVERINE WORLD WIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 12,	September 6,	September 12,	September 6,
	2009	2008	2009	2008

Revenue	$286,764	$318,852	$788,526	$874,452
Cost of products sold	171,498	190,122	474,939	521,762
Restructuring and related costs	1,301	—	4,639	—

Gross profit	113,965	128,730	308,948	352,690
Gross margin	39.7%	40.4%	39.2%	40.3%

Selling, general, and administrative expenses	74,015	82,389	222,158	244,192
Restructuring and related costs	3,787	—	22,826	—

Operating expenses	77,802	82,389	244,984	244,192

Operating profit	36,163	46,341	63,964	108,498
Operating margin	12.6%	14.5%	8.1%	12.4%

Interest expense, net	15	309	223	674
Other expense, net	(333)	(880)	79	(1)

	(318)	(571)	302	673

Earnings before income taxes	36,481	46,912	63,662	107,825

Income taxes	9,687	15,721	18,467	36,121

Net earnings	$26,794	$31,191	$45,195	$71,704

Diluted earnings per share	$0.54	$0.62	$0.91	$1.41

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($000s)

	September 12,	September 6,
	2009	2008
ASSETS:
Cash & cash equivalents	$78,539	$74,310
Receivables	223,453	240,522
Inventories	183,983	194,062
Other current assets	24,352	21,703

Total current assets	510,327	530,597
Property, plant & equipment, net	75,741	83,258
Other assets	121,536	107,839

Total Assets	$707,604	$721,694

LIABILITIES & EQUITY:
Current maturities on long-term debt	$556	$10,725
Revolving credit agreement	9,900	70,897
Accounts payable and other accrued liabilities	148,398	144,573

Total current liabilities	158,854	226,195
Long-term debt	1,112	—
Other non-current liabilities	75,143	33,314
Stockholders’ equity	472,495	462,185

Total Liabilities & Equity	$707,604	$721,694

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS, EXCLUDING RESTRUCTURING AND RELATED COSTS AND IMPACT OF FOREIGN EXCHANGE RATES*
(Unaudited)
($000s)

	As Reported		As Adjusted	Impact of	As Adjusted
	12 Weeks Ended	Restructuring and	12 Weeks Ended	Foreign Exchange	12 Weeks Ended
	September 12, 2009	Related Costs(a)	September 12, 2009	Rates(a)	September 12, 2009

Revenue	$286,764	$—	$286,764	$10,067	$296,831
% change from prior year	(10.1%)				(6.9%)

Gross profit	$113,965	$1,301	$115,266	$6,077	$121,343
Gross margin	39.7%				40.9%

Diluted earnings per share	$0.54	$0.08	$0.62	$0.05	$0.67
% change from prior year	(12.9%)		0.0%		8.1%
RECONCILIATION OF REPORTED OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES, EXCLUDING RESTRUCTURING AND RELATED COSTS, IMPACT OF FOREIGN EXCHANGE RATES, NEWLY-ACQUIRED BRANDS, AND INCREASED PENSION EXPENSE*
(Unaudited)
($000s)

	As Reported		Impact of	Newly-	Increased	As Adjusted
	12 Weeks Ended	Restructuring and	Foreign Exchange	Acquired	Pension	12 Weeks Ended
	September 12, 2009	Related Costs(b)	Rates(b)	Brands(b)	Expense(b)	September 12, 2009

Operating expenses	$77,802	$(3,787)	$2,063	$(808)	$(2,047)	$73,223
% change from prior year	(5.6%)					(11.1%)

(a)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs or impact of foreign exchange rates. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(b)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs, impact of foreign exchange rates, newly acquired brands or increased pension expense. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs, impact of foreign exchange rates, newly acquired brands and increased pension expense. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE, EXCLUDING
RESTRUCTURING AND RELATED COSTS *
(Unaudited)

	Full-Year 2009	Restructuring		Full-Year 2009
	Guidance	and Related		Guidance
	(GAAP Basis)	Costs(a)		As Adjusted(a)

Diluted earnings per share	$1.15 – $1.25	$0.50	(b)	$1.65 – $1.75

(a)
These adjustments present the Company’s full-year earnings per share guidance on a continuing basis without the effects of restructuring and related costs. The adjusted guidance is used by management to, and allows investors to, evaluate the anticipated operating performance of the Company on a comparable basis.

(b)	This represents the midpoint of the estimated range of 2009 restructuring and related costs of $33 million to $36 million, or $0.47 to $0.52 per fully diluted share.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.